UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 23, 2010, MB Financial Bank, N.A. (“MB Financial Bank”), a wholly owned subsidiary of MB Financial, Inc. (the “Company”), assumed deposits and acquired assets of Chicago-based Broadway Bank and New Century Bank from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Broadway Bank and New Century Bank, pursuant to the terms of purchase and assumption agreements between MB Financial Bank and the FDIC, as receiver, dated April 23, 2010.  In the Broadway Bank transaction, MB Financial Bank acquired approximately $995 million in assets (including approximately $874 million in loans and other real estate owned), at a discount of 19.6%, and assumed approximately $281 million in deposits, at no premium.  Excluded from the Broadway Bank transaction were certain brokered deposits totaling approximately $795 million, which MB Financial Bank did not assume.  In the New Century Bank transaction, MB Financial Bank acquired approximately $500 million in assets (including approximately $431 million in loans and other real estate owned), at a discount of 9.1%, and assumed approximately $471 million in deposits, at no premium.  The foregoing amounts are estimates based on financial data as of February 28, 2010 provided to the Company by the FDIC.

In connection with each transaction, MB Financial Bank entered into loss sharing agreements with the FDIC that cover all of the loans and other real estate owned that MB Financial Bank acquired in the transactions (referred to as “covered assets”).  Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse MB Financial Bank for losses with respect to covered assets begins with the first dollar of loss incurred. The FDIC will reimburse MB Financial Bank for 80% of losses on covered assets. MB Financial Bank will reimburse the FDIC (or offset against the loss amounts to be paid to MB Financial Bank by the FDIC) for 80% of recoveries that the FDIC is entitled to receive under the loss sharing agreements. The loss sharing agreement for each transaction applicable to single-family residential mortgage loans provides for FDIC loss and recoveries sharing for ten years. The loss sharing agreement for each transaction applicable to the remaining loans provides for FDIC loss and recoveries sharing for five years and recoveries sharing for an additional three years.  At the expiration of the loss sharing agreements, which is expected to occur in ten years, MB Financial Bank may be required to make a payment to the FDIC in one or both transactions if the actual losses on covered assets are less than expected.

In addition, MB Financial Bank granted to the FDIC a cash-settled value appreciation instrument consisting of 100,000 units, each of which mirrors one share of the Company’s common stock.  The right is exercisable by the FDIC in whole or in part at any time from April 30, 2010 through June 29, 2010.  Upon exercise, the right entitles the FDIC to a cash payment from the Bank equal to the difference between the average volume weighted price of the Company’s common stock over the two trading days immediately preceding the exercise date and the exercise price of $23.4315, multiplied by the number of units exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2010	MB FINANCIAL, INC. By: /s/ Jill E. York
Jill E. York Vice President and Chief Financial Officer